UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2015

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cabot Road, Suite 200 Medford, Massachusetts	02155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

On November 10, 2015, The First Marblehead Corporation (the “Corporation”) held its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”).  A total of 7,595,817 shares of common stock were present or represented by proxy at the 2015 Annual Meeting, representing 65.06% of the issued and outstanding shares entitled to vote at the 2015 Annual Meeting.

On November 10, 2015, the independent inspector of elections for the 2015 Annual Meeting delivered its final results, which reported that:

•	the six nominees listed below were elected to the Corporation’s Board of Directors;

•	KPMG LLP was ratified as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2016;

•
the amendment to the Corporation’s 2011 stock incentive plan, as amended (the “2011 Plan”), and the material terms of the performance goals under the 2011 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), was approved (the “2011 Plan Proposal”); and

•	the compensation of the Corporation’s named executive officers was, on an advisory basis, approved.

Proposal One — Election of Directors.  On the recommendation of the Corporation’s Nominating and Corporate Governance Committee, the Corporation’s Board of Directors nominated Nancy Y. Bekavac, Peter S. Drotch, Thomas P. Eddy, Seth Gelber, William D. Hansen and Daniel Meyers for election as directors, each with terms to expire at the Corporation’s next annual meeting of stockholders.  The final results were as follows:

Board of Directors Nominees	For	Withheld	Broker Non-Votes
Nancy Y. Bekavac	2,853,940	2,614,522	2,127,206
Peter S. Drotch	3,495,153	1,973,309	2,127,206
Thomas P. Eddy	3,495,128	1,973,334	2,127,206
Seth Gelber	5,307,543	160,845	2,127,206
William D. Hansen	2,869,764	2,598,698	2,127,206
Daniel Meyers	5,301,026	167,411	2,127,206

Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm.  The Corporation’s Audit Committee, consisting of independent members of its Board of Directors, had appointed the firm of KPMG LLP to serve as its independent registered public accounting firm for the fiscal year ending June 30, 2016.  KPMG LLP has been the Corporation’s independent registered public accounting firm since its inception in 1991.  Although stockholder approval of the appointment of KPMG LLP is not required by the Corporation’s by-laws or other applicable legal requirements, the Corporation believes that it is advisable to give stockholders an opportunity to ratify this appointment.  The final results were as follows:

For	Against	Abstain	Broker Non-Votes
7,299,807	33,056	262,954	0

Proposal Three — Approval of the 2011 Plan Proposal.  The Corporation’s Board of Directors had approved, subject to stockholder approval, an amendment to the 2011 Plan to, among other things, increase the number of shares available under the 2011 Plan by 600,000 shares and to approve the material terms of the performance goals under the 2011 Plan solely for the purpose of enabling the Corporation to grant awards under the 2011 Plan that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code.  The 2011 Plan Proposal was presented to the stockholders for approval at the 2015 Annual Meeting.  The final results were as follows:

For	Against	Abstain	Broker Non-Votes
5,035,567	316,694	116,350	2,127,206

Proposal Four — Approval, on an Advisory Basis, of the Compensation of the Corporation’s Named Executive Officers.  In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Corporation provided its stockholders the opportunity to approve the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s 2015 proxy statement dated September 25, 2015 and which was filed with the Securities and Exchange Commission on September 30, 2015 (the “2015 Proxy Statement”).  Although stockholder approval of the Corporation’s compensation plans for its named executive officers is advisory in nature and not binding on the Corporation, the Corporation’s Board of Directors intends to carefully consider the resulting stockholder vote.  The final results were as follows:

For	Against	Abstain	Broker Non-Votes
4,602,714	748,939	116,958	2,127,206

See the 2015 Proxy Statement for additional information on the 2015 Annual Meeting and the foregoing proposals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: November 17, 2015	By:	/s/ Alan Breitman
Alan Breitman Managing Director, Chief Financial Officer and Chief Accounting Officer